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                                                                    EXHIBIT 23.2



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Parian Development Group, Inc. 1997 Incentive Stock Option Plan of Wang Laboratories, Inc. of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the period ended December 1, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 1999